                                                                    EXHIBIT 10.3



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                            SERIES 1996-1 SUPPLEMENT
                       TO POOLING AND SERVICING AGREEMENT


                           dated as of April 29, 1996


                                     among


                         AVONDALE RECEIVABLES COMPANY,
                                 as Transferor,


                             AVONDALE MILLS, INC.,
                                  as Servicer,


                                      and


                    MANUFACTURERS AND TRADERS TRUST COMPANY,
                                   as Trustee


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

                               TABLE OF CONTENTS


                                               ARTICLE I
                                  DEFINITIONS; INCORPORATION OF TERMS
SECTION 1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.2  Modification Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 1.3  Incorporation of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 1.4  Bill and Hold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 1.5  Lockbox Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                               ARTICLE II
                                              DESIGNATION

SECTION 2.1  Designation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                              ARTICLE III
                                         CONDITIONS TO ISSUANCE

SECTION 3.1  Conditions to Issuance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                               ARTICLE IV
                                        PAYMENTS AND ALLOCATIONS

SECTION 4.1  Interest; Additional Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 4.2  Daily Calculations and Series Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 4.3  Allocations of Daily Series Collections (Other Than in an Early Amortization Period)  . . . . .  20
SECTION 4.4  Allocations of Daily Series Collections During an Early Amortization Period . . . . . . . . . .  22
SECTION 4.5  Withdrawals from the Equalization Account . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 4.6  Available Subordinated Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 4.7  Write-Offs and Recoveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 4.8  Certain Dilution in an Early Amortization Period  . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 4.9  Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 4.10 Tax Opinion .   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26


                                               ARTICLE V
                                       DISTRIBUTIONS AND REPORTS
SECTION 5.1  Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 5.2  Special Distributions on the Refinancing Date . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 5.3  Payments in Respect of Transferor Certificate . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 5.4  Monthly Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 5.5  Annual Tax Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 5.6  Periodic Perfection Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 5.7  Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 5.8  Servicing Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . .  29

                                               ARTICLE VI
                                       EARLY AMORTIZATION EVENTS

SECTION 6.1  Early Amortization Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 6.2  Early Amortization Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                              ARTICLE VII
                                    OPTIONAL REDEMPTION; INDEMNITIES

SECTION 7.1  Optional Redemption of Investor Interests . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 7.2  Indemnification by Transferor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 7.3  Indemnification by Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                              ARTICLE VIII
                                             MISCELLANEOUS

SECTION 8.1  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 8.2  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 8.3  Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 8.4  Amendment, Waiver, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 8.5  Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 8.6  Instructions in Writing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 8.7  Rule 144A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 8.8  Supplemental Ratings Requirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37


                                    EXHIBITS

EXHIBIT A                 Form of Series 1996-1 Certificate
EXHIBIT B                 Form of Daily Report
                          Part 1.  For Use other than in Early Amortization
                          Period
                          Part 2.  For Use in Early Amortization Period
EXHIBIT C                 Form of Cash Flow Report
EXHIBIT D                 Form of Monthly Report
                          Part 1.  For Use other than in Early Amortization
                          Period
                          Part 2.  For Use in Early Amortization Period
EXHIBIT E                 Form of Seller Guaranty

         This SERIES 1996-1 SUPPLEMENT, dated as of April 29, 1996 (this "Supplement"), is made among AVONDALE RECEIVABLES COMPANY, a Delaware corporation, as Transferor, AVONDALE MILLS, INC., an Alabama corporation, as the Initial Servicer, and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Trustee.

         Pursuant to the Pooling and Servicing Agreement, dated as of the date hereof, (as it may be amended, supplemented or otherwise modified from time to time, and as supplemented hereby, the "Pooling Agreement"), among Transferor, Servicer and Trustee, Transferor may from time to time issue, and direct Trustee to authenticate, on behalf of the Trust, one or more Series of Certificates representing undivided interests in the Transferred Assets. Certain terms applicable to a Series are to be set forth in a Supplement. This Supplement is a "Supplement" as that term is defined in the Pooling Agreement.

         Pursuant to this Supplement, Transferor and Trustee shall create a Series of Certificates ("Series 1996-1") and specify certain of their terms.


                                   ARTICLE I
                      DEFINITIONS; INCORPORATION OF TERMS


         SECTION 1.1 Definitions. (a) Capitalized terms used and not otherwise defined herein are used as defined in Appendix A to the Pooling Agreement. This Supplement shall be interpreted in accordance with the conventions set forth in Part B of that Appendix A.

         (b) Each reference in this Supplement to funds on deposit in the Carrying Cost Account, the Equalization Account or the Principal Funding Account (or similar phrase) refers only to funds in the administrative sub-accounts of those Accounts that are allocated to Series 1996-1. Unless the context otherwise requires, in this Supplement: (i) each reference to a "Daily Report" or "Monthly Report" refers to a Daily Report or Monthly Report for the Series 1996-1 Certificates; (ii) each reference to the "Servicing Fee" refers to the Servicing Fee allocable to Series 1996-1; (iii) each reference to the "Series Collection Allocation Percentage" or the "Series Loss Allocation Percentage" refers to the Series Collection Allocation Percentage or Series Loss Allocation Percentage for the Series 1996-1 Certificates; and (iv) each reference to the Transaction Documents shall include a reference to the Certificate Purchase Agreement.

         (c) Each capitalized term defined below relates only to the Series 1996-1 Certificates and to no other Series of Certificates. Whenever used in this Supplement, the following words and phrases shall have the following meanings:

         "ABR Tranche" means, at any time, the portion of the Invested Amount that is designated by Transferor in accordance with the Certificate Purchase Agreement to accrue interest based on the Alternate Base Rate.

         "Acquisition Amount" means, on any day, the Invested Amount plus the Deferred Portion (it being understood that the Acquisition Amount may vary from day to day); provided that the Acquisition Amount shall be fixed on the last day of the Revolving Period.

         "Additional Amounts" means amounts payable pursuant to Sections 4.2, 4.3, 4.5, 4.6 and 10.5 of the Certificate Purchase Agreement.

         "Adjusted Eligible Receivables" means, on any Business Day, the result of (a) the aggregate Unpaid Balance of Eligible Receivables held by the Trust on that day, minus (b) the Unapplied Cash held by the Trust on that day, plus
(c) the Aggregate Retained Balances, in each case as reflected in the Daily Report for that day.

         "Aged Receivables Ratio" means, as calculated in each Monthly Report as of the Cut-Off Date for the related Calculation Period, a fraction (expressed as a percentage) having (a) a numerator that is the sum of (i) the aggregate Unpaid Balance of Receivables that remained outstanding 61 to 90 days after their respective due dates, as determined as of the Cut-Off Date for such Calculation Period, plus (ii) the aggregate Unpaid Balance of Receivables that were written off as uncollectible during the most recently ended Calculation Period and that, if not so written off, would have been outstanding not more than 60 days after their respective due dates, as determined as of that Cut-Off Date and (b) a denominator that is the aggregate amount payable pursuant to invoices giving rise to Receivables that were generated by the Sellers during the Calculation Period that occurred three Calculation Periods prior to the most recently ended Calculation Period, as determined as of the Cut-Off Date for such prior Calculation Period.

         "Agent" means The First National Bank of Chicago ("FNBC"), in its capacity as Agent under the Certificate Purchase Agreement, together with its successors in that capacity. The Agent is an "Agent" for purposes of the Pooling Agreement.

         "Aggregate Retained Balances" means, on any Business Day, the aggregate of the balances retained in Lockbox Accounts or Concentration Accounts for items in the process of collection but for which funds have not been made available by the related Lockbox Bank or Concentration Account Bank, provided that (i) no notice of insufficient funds or similar situation shall exist with respect thereto and (ii) the Unpaid Balance of Receivables shall have been reduced by an amount equal to such balances.

         "Alternate Base Rate" means, on any day, a fluctuating rate of interest per annum equal to the higher of:

                 (a) the rate of interest announced, from time to time, by the Agent as its prime commercial rate for United States dollar loans made in the United States for any day, and

                 (b)  the Federal Funds Rate.

Any change in the interest rate resulting from a change in the prime commercial rate announced by the Agent shall become effective without prior notice to Transferor or Servicer as of 12:01 a.m., New York City time, on the Business Day on which each change in the prime commercial rate is announced by the Agent. The prime commercial rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by the Agent to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the prime commercial rate.

         "Amortization Period" means the period (x) beginning on the earlier of
(i) the date on which a termination notice is given by the Sellers pursuant to
Section 8.1 of the Purchase Agreement and (ii) May 1, 2001, and (y) ending on the earlier of (i) the Expected Final Payment Date and (ii) the date, if any, on which an Early Amortization Period commences.

         "Applicable Ratings Factor" means 2.00.

         "Applicable Reserve Ratio" means, during any Distribution Period, the greater of (a) the Minimum Required Reserve Ratio and (b) the Required Reserve Ratio, in each case as calculated in the Monthly Report required to be delivered on the Report Date immediately prior to the start of that Distribution Period, provided that during the period from the Closing Date to the first Distribution Date thereafter, the Applicable Reserve Ratio shall be 22.98%.

         "Approval Condition" means, with respect to any specified event or change in the terms applicable to this Supplement or the Series 1996-1 Certificates, (i) if the Series 1996-1 Certificates have been rated, the Modification Condition shall be satisfied with respect to such event or change, and (ii) such event or change shall have been approved in writing, prior to becoming effective, by the Agent.

         "ASA Measuring Period" means, for any Cut-Off Date falling in an Early Amortization Period, the Calculation Period ending on that Cut-Off Date (or the portion thereof falling after the Early Amortization Calculation Date, in the case of the first Cut-Off Date falling in the Early Amortization Period).

         "Available Subordinated Amount" means, at any time during an Early Amortization Period, the amount calculated pursuant to Section 4.6.

         "Avondale Credit Agreement" means the Amended and Restated Credit Agreement dated as of April 29, 1996 among Avondale, the financial institutions named therein, Wachovia Bank of Georgia, N.A., as Agent, and FNBC, as Documentation Agent.

         "BA Box" is defined in Section 1.5.

         "BofA" is defined in Section 1.5.

         "Base Amount" means, on any Business Day, the result of the following formula:

         [NER x SCAP x (100%-ARR)] - CCRR

where:

         ARR        =     the Applicable Reserve Ratio in effect for that
                          Business Day;
         CCRR       =     the Carrying Cost Receivables Reserve for that
                          Business Day;
         NER        =     the Net Eligible Receivables for that Business Day;
                          and
         SCAP       =     the Series Collection Allocation Percentage for that
                          Business Day;

provided that: from and after the date upon which Transferor gives notice of prepayment of the Series 1996-1 Certificates pursuant to Section 4.9, the Base Amount shall equal the lower of (i) the Base Amount as calculated above and
(ii) the Base Amount as calculated for purposes of any Series of Certificates being issued in connection with that prepayment.

         "Carrying Cost Cash Required Amount" means, on any Business Day, an amount equal to the Current Carrying Costs.

         "Carrying Cost Receivables Reserve" means, on any Business Day, the result of:

                 (a) the Current Carrying Costs; plus

                 (b) the product of (i) the Invested Amount, multiplied by (ii)
         1.50 times the Certificate Rate, multiplied by (iii) a fraction the numerator of which is the product of 2 and the number of Turnover Days and the denominator of which is 360; plus

                 (c) the product of (i) the Series Collection Allocation Percentage on the next preceding Distribution Date, multiplied by (ii) the aggregate Unpaid Balance of Receivables held by Trustee on the next preceding Distribution Date, multiplied by (iii) 1.25%, multiplied by (iv) a fraction the numerator of which is the product of 2 multiplied by the number of Turnover Days and the denominator of which is 360; minus

                 (d) the balance on deposit in the Carrying Cost Account at the beginning of that Business Day.

         "Cash Flow Report" means a report of the type described in Section 4.2(b).

         "Certificate Purchase Agreement" means the Certificate Purchase Agreement dated as of the Closing Date among Transferor, Servicer, the purchasers of the Series 1996-1 Certificates, and the Agent. The Certificate Purchase Agreement is hereby designated a "Transaction Document" for purposes of the Pooling Agreement.

         "Certificate Rate" means, at any time, the interest rate on the Series 1996-1 Certificates.

         "Certificate Spread" means (i) with respect to the Eurodollar Tranche, 0.625% per annum, and (ii) with respect to the ABR Tranche, 0% per annum.

         "Chemical" is defined in Section 1.5(d).

         "Closing Date" means April 29, 1996.

         "Concentration Factor" means, as of any Cut-Off Date, the greatest of:

                  (i) the "Benchmark Percentage" for purposes of clause (c) of the definition of "Excess Concentration Balances,"

                  (ii) two times the "Benchmark Percentage" for purposes of clause (d) of that definition, and

                 (iii) four times the "Benchmark Percentage" for purposes of clause (e) of that definition.

         "Current Carrying Costs" means, at any time, the amount of interest on the Series 1996-1 Certificates and the amount of the Servicing Fee that will be payable on the next Distribution Date.

         "Daily Series Collections" is defined in Section 4.2.

         "Deferred Portion" means, on any day the portion of the Acquisition Amount as to which payment is deferred, which portion shall equal the sum of the following amounts (as shown in the Daily Report for such day); (i) the Excess Concentration Balances, plus (ii) the aggregate unpaid balance of Receivables that are not Eligible Receivables, plus (iii) the Excess Bill and Hold Balance, plus (iv) the Carrying Cost Receivables Reserve, plus (v) the Applicable Reserve Ratio times the Net Eligible Receivables (it being understood that the

Deferred Portion may vary from day to day); provided that the Deferred Portion shall be fixed as of the last day of the Revolving Period.

         "Dilution Horizon Variable" means, at any time, a fraction having (a) a numerator equal to the sum of the aggregate amounts payable pursuant to invoices giving rise to Receivables and generated by the Sellers during the three Calculation Periods ending on the most recent Cut-Off Date (as of that Cut-Off Date) and (b) a denominator equal to the Net Eligible Receivables as of the most recent Cut-Off Date.

         "Dilution Ratio" means, as calculated in each Monthly Report as of the most recent Cut-Off Date, a fraction (expressed as a percentage) having (a) a numerator equal to the aggregate amount of Dilution on the Receivables occurring during the Calculation Period ending on the most recent Cut-Off Date, and (b) a denominator equal to the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated by the Seller during the third preceding Calculation Period (so that, for example, if the Calculation Period specified in clause (a) corresponded to the March fiscal month, the Calculation Period in this clause (b) would be the one corresponding to the December fiscal month); provided that if such third preceding Calculation Period is of a shorter duration than the Calculation Period ending on the most recent Cut-Off Date, the amount determined pursuant to clause (b) will be multiplied by five and divided by four; and provided further that if such third preceding Calculation Period is of a longer duration than the Calculation Period ending on the most recent Cut-Off Date, the amount determined pursuant to clause (b) will be multiplied by four and divided by five.

         "Dilution Reserve Ratio" means, as calculated in each Monthly Report, the result (expressed as a percentage) calculated in accordance with the following formula:

         {(ARF x ADR) + [(HDR-ADR) x (HDR/ADR)]} x DHV

where:

         ADR        =     the average of the Dilution Ratios during the period
                          of 12 consecutive Calculation Periods ending on the
                          related Cut-Off Date;
         ARF        =     the Applicable Ratings Factor;
         DHV        =     the Dilution Horizon Variable; and
         HDR        =     the highest average of the Dilution Ratios for any
                          three consecutive Calculation Periods that occurred during the 12 consecutive Calculation Periods ending on the related Cut-Off Date.

         "Dilution Reserve Ratio (Z-value)" means, as calculated in each Monthly Report, the result (expressed as a percentage) calculated in accordance with the following formula:

         [(ARF x ADR) + (Z-value x SD)] x DHV x PTM

where:

         ADR        =     the average of the Dilution Ratios during the period
                          of 12 consecutive Calculation Periods ending on the
                          related Cut-Off Date.
         ARF        =     the Applicable Ratings Factor.
         DHV        =     the Dilution Horizon Variable.
         SD         =     the sample standard deviation, during the period of
                          12 consecutive Calculation Periods ending on the
                          related Cut-Off Date, of the Dilution Ratio.
         PTM        =     the Payment Term Multiplier.

         "DRC" means Duff & Phelps Rating Co.

         "Early Amortization Calculation Date" means the day before an Early Amortization Period begins.

         "Early Amortization Period" means the period beginning on the date (if any) specified in Section 6.2 and ending on the day on which the Invested Amount has been reduced to zero.

         "Eurodollar Rate" means for any Interest Period, the rate per annum equal to the average of the rates at which deposits in Dollars having a maturity comparable to such Interest Period that appear on Telerate Page 3750 as of 11:00 a.m., London time, two London Business Days prior to the Distribution Date on which that Interest Period begins. For purposes of the foregoing, "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other pages as may replace that page on that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London interbank offered rates for Dollar deposits), and "London Business Day" means a day upon which dealings in deposits in Dollars are transacted in the London interbank market. Notwithstanding the foregoing, in the event that no rate for Dollar deposits appears on Telerate Page 3750 on the applicable date for determining the Eurodollar Rate with respect to any Distribution Date, then the Eurodollar Rate shall be determined as the arithmetic mean (rounded upwards to the nearest one-sixteenth of 1%) of the rates at which Dollar deposits having a maturity comparable to such Interest Period are offered to prime banks in the London interbank market by four major banks in that market selected by the Agent as of the determination date and time specified above. If fewer than two quotations are provided by such banks, then the Eurodollar Rate shall be determined as the arithmetic mean (rounded upwards as above) of the rates at which loans in Dollars are offered to leading European banks by three major banks in New York

City selected by the Agent as of 11:00 a.m. New York City time on the determination date specified above.

         "Eurodollar Tranche" means, during any Interest Period, the portion of the Invested Amount that is designated by Transferor in accordance with the Certificate Purchase Agreement to accrue interest based on the Eurodollar Rate.

         "Excess Bill and Hold Balance" means, for any Test Period, an amount (if positive) equal to: (a) the aggregate Unpaid Balance of Eligible Receivables arising from Bill and Hold arrangements, as shown in the Daily Report for the related Test Date, minus (b) 20% of the Adjusted Eligible Receivables, as shown in such Daily Report.

         "Excess Concentration Balances" means, on any day and with respect to an Obligor, the aggregate Unpaid Balances of Eligible Receivables it owes that, expressed as a percentage of the Adjusted Eligible Receivables, exceeds the following percentages for the following Obligors:

                 (a)  100% for any Tier-1 Obligor;

                 (b)  100% for any Tier-2 Obligor;

                 (c)  20% for any Tier-3 Obligor;

                 (d)  10% for any Tier-4 Obligor; and

                 (e)  5% for any Tier-5 Obligor.

For purposes of placing Obligors in each of the tiers specified above, (i) all Obligors that are Affiliates of each other shall be treated as a single Obligor, and (ii) if an Obligor does not have either a commercial paper rating or a senior actual or implied debt rating from the Specified Rating Agencies, but is the wholly-owned direct or indirect Subsidiary of a Person that has either such rating, such Obligor shall be placed in the same tier as such Person would be placed if it was an Obligor. Each of the percentages above is called a "Benchmark Percentage." Transferor may from time to time, by notice in any Monthly Report (and, in each case, after satisfying the Approval Condition) increase or decrease any Benchmark Percentage. Any such change shall also be given effect for purposes of the definition of "Concentration Factor" and consequently may result in a change to the Concentration Factor.

         "Expected Final Payment Date" means November 1, 2001.

         "Federal Funds Rate" means (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for the day (or, if the day is not a Business Day, the immediately preceding Business Day) by the Federal Reserve Bank of New York; provided that if the rate is not so published for any Business Day, the rate for purposes of this clause will be the average of the quotations for the day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it, plus (b) 50 basis points.

         "Final Scheduled Payment Date" means May 1, 2002.

         "First Issuance Date" means April 29, 1996.

         "Fully Funded Date" means the first date falling in the Amortization Period or an Early Amortization Period on which: (a) Servicer has delivered a Daily Report to Trustee and the Agent and (b) there are funds on deposit in the Carrying Cost Account and the Principal Funding Account that, in the aggregate, equal or exceed the Investor Repayment Amount and any Servicing Fee payable to anyone other than a Related Person on the first Distribution Date falling after that date.

         "Guarantor" means Avondale, in its capacity as the guarantor under the Seller Guaranty.

         "Holdback Account Termination Date" is defined in Section 4.4.

         "Holder" means a Holder (as defined in the Pooling Agreement) of a Certificate.

         "Intercreditor Provisions" means: (a) the Intercreditor Agreements, and (b) the provisions of the Avondale Credit Agreement that permit the transactions contemplated by the Transaction Documents to be consummated (including without limitation the definitions of Receivables, Receivables Documents, Receivables Program Assets, Receivables Program Obligations, Receivables Related Assets, Receivables Securitization Program and Receivables Subsidiary), as such provisions are in effect on the date hereof.

         "Interest Period" means:

                 (a) as to the ABR Tranche (if any) from time to time, (i) the period from the Closing Date to the first subsequent Distribution Date and (ii) each Distribution Period thereafter; and

                 (b) as to the Eurodollar Tranche (if any) from time to time, each period from the date upon which that Eurodollar Tranche was first designated as such pursuant to the Certificate Purchase Agreement (or the end of the next preceding Interest Period for the Eurodollar Tranche, if there has been one) to the date that is one month, two months or three months, at the option of Transferor, thereafter; and if any Interest Period for the Eurodollar Tranche would otherwise end on a day that is not a Business Day, the Eurodollar Tranche shall instead end on the next Business Day (or, if the next Business Day falls in the next calendar month, then on the next preceding Business Day).

         "Invested Amount" means, at any time, the sum of the purchase prices paid for Purchases made pursuant to (and as defined in) the Certificate Purchase Agreement at or prior to that time, reduced (but not below zero) by
(a) the aggregate amount of all distributions that have been made to the Holders of the Series 1996-1 Certificates on account of principal, and (b) the amount of all Investor Write-Offs that have been applied to reduce the Invested Amount (net of Investor Allocable Recoveries and Investor Allocable Dilution Adjustments that have been applied to reinstate the Invested Amount).

         "Investor Allocable Dilution" means, for any ASA Measuring Period, the product of the aggregate amount of Dilution for that ASA Measuring Period as to which neither the applicable Seller nor the Guarantor has made any payment required by Sections 3.1 and 3.5 of the Purchase Agreement, multiplied by the Series Loss Allocation Percentage as of the beginning of that ASA Measuring Period, multiplied by the Investor Allocation Percentage as of the first Business Day of that ASA Measuring Period.

         "Investor Allocable Dilution Adjustments" is defined in Section 4.8.

         "Investor Allocable Loss Amount" means, for any ASA Measuring Period, the product of the Loss Amount for that ASA Measuring Period, multiplied by the Series Loss Allocation Percentage as of the beginning of that ASA Measuring Period, multiplied by the Investor Allocation Percentage as of the first Business Day of that ASA Measuring Period.

         "Investor Allocable Recoveries" means, for any ASA Measuring Period, the product of the Net Recoveries for that ASA Measuring Period, multiplied by the Series Loss Allocation Percentage as of the beginning of that ASA Measuring Period, multiplied by the Investor Allocation Percentage as of the first Business Day of that ASA Measuring Period.

         "Investor Allocation Percentage" means:

                 (x) on any Business Day falling in the Revolving Period, a fraction (expressed as a percentage, which in any event may not exceed 100%) (a) the numerator of which is the Net Invested Amount as of that Business Day, and (b) the denominator of which is the Base Amount as of that Business Day; and

                 (y) on any Business Day falling in the Amortization Period or an Early Amortization Period, a fraction (expressed as a percentage, which in any event may not exceed 100%) (a) the numerator of which is the Net Invested Amount as of the first day of the Amortization Period or the Early Amortization Calculation Date, as applicable, and (b) the denominator of which is the Base Amount as of the first day of the Amortization Period or the Early Amortization Calculation Date, as applicable.

         "Investor Ownership Percentage" means, on any Business Day, a fraction (expressed as a percentage, which in any event may not exceed 100%) (x) the numerator of which is the Acquisition Amount on such day and (y) the denominator of which is the excess of (i) the Unpaid Balance of Receivables on such day over (ii) the Unapplied Cash on such day; provided that the Investor Ownership Percentage shall be fixed on the last day of the Revolving Period.

         "Investor Repayment Amount" means, on any Business Day falling in the Amortization Period or an Early Amortization Period, the sum of (a) the outstanding principal amount of the Series 1996-1 Certificates, plus (b) the interest and any Additional Amounts known to be payable on the Series 1996-1 Certificates on the first Distribution Date falling after that date.

         "Investor Write-Offs" means, as calculated in any Monthly Report relating to a Calculation Period falling completely or partially in an Early Amortization Period:

                 (a) if the Available Subordinated Amount is greater than zero at the end of the related ASA Measuring Period, zero; and

                 (b) if the Available Subordinated Amount is zero at the end of the related ASA Measuring Period (after taking into account any reduction in the Available Subordinated Amount shown in such Monthly Report), the excess (if any) of (x) the sum of the Investor Allocable Loss Amount and the Investor Allocable Dilution minus the sum of Investor Allocable Recoveries and Investor Allocable Dilution Adjustments for the related ASA Measuring Period, over (y) the Available Subordinated Amount as of the beginning of that ASA Measuring Period.

         "Loss Amount" means, with respect to any ASA Measuring Period, an amount equal to the positive difference (if any) of (a) the amount of Receivables held by the Trust that became Write-Offs during that ASA Measuring Period, minus (b) the amount of Recoveries received during that ASA Measuring Period.

         "Loss Reserve Ratio" means, as calculated in each Monthly Report, the result (expressed as a percentage) of (a) the Applicable Ratings Factor multiplied by (b) the highest average of the Aged Receivables Ratio for any three consecutive Calculation Periods that occurred during the preceding 12 consecutive Calculation Periods ending on the most recent Cut-Off Date multiplied by (c) a fraction having (i) a numerator equal to the sum of the aggregate amounts payable pursuant to invoices giving rise to Receivables generated by the Sellers during the three Calculation Periods preceding or ending on the most recent Cut-Off Date, and (ii) a denominator equal to the Net Eligible Receivables, as of the most recent Cut-Off Date, multiplied by (d) the Payment Term Multiplier.

         "Loss Reserve Ratio (Z-value)" means, as calculated in each Monthly Report, the result (expressed as a percentage) of (a) the Loss Reserve Ratio plus (b) the product of the Z-value multiplied by the sample standard deviation of the Aged Receivables Ratio during the preceding 12 consecutive Calculation Periods ending on the most recent Cut-Off Date.

         "Loss to Liquidation Ratio" means, as calculated in each Monthly Report, a fraction (a) the numerator of which is the aggregate Unpaid Balance of Receivables (net of recoveries) that were written off as uncollectible or (without duplication) converted into promissory notes during the three preceding Calculation Periods in accordance with the Credit and Collection Policy of the applicable Seller, and (b) the denominator of which is the aggregate amount of Collections on the Receivables received during such three Calculation Periods.

         "Minimum Required Reserve Ratio" means the sum, as of any Cut-Off Date, of (a) the Concentration Factor for the Cut-Off Date plus (b) the product of the average of the Dilution Ratios for the period of 12 preceding Calculation Periods ending on the Cut-Off Date, multiplied by the Dilution Horizon Variable for the Cut-Off Date; provided that in no event shall the Minimum Required Reserve Ratio be less than 20%.

         "Net Eligible Receivables" means, at any time, (a) the Adjusted Eligible Receivables, minus (b) the then aggregate amount of all Excess Concentration Balances with respect to all Obligors, minus (c) the Excess Bill and Hold Balance.

         "Net Invested Amount" means, on any Business Day, the Invested Amount, reduced by the aggregate balance on deposit in the Equalization Account and the Principal Funding Account.

         "Net Recoveries" means, with respect to any ASA Measuring Period, an amount equal to the positive difference (if any) of (a) the amount of Recoveries received in that ASA Measuring Period minus (b) the amount of Receivables that became Write-Offs in that ASA Measuring Period.

         "Payment Term" shall mean, with respect to any Receivable, the number of days between its invoice date and its due date.

         "Payment Term Multiplier" shall mean, with respect to a Receivable,
(a) 1.0, if the Payment Term Variable is less than 51, (b) 1.11, if the Payment Term Variable is equal to or more than 51 but less than 61, (c) 1.22, if the Payment Term Variable is equal to or more than 61 but less than 71, (d) 1.33, if the Payment Term Variable is equal to or more than 71 but less than 81, and
(e) 1.44, if the Payment Term Variable is equal to or more than 81 but less than 90; provided, however, that if the Payment Term Variable equals or exceeds 90, the Payment Term Multiplier for such Receivable shall be determined by calculating the sum of (x) 1.44, and (y) 0.06, for each 5-day increment by which the Payment Term Variable exceeds 90, it being understood that the same number shall apply for all Payment Term Variables that fall within a five-day range.

         "Payment Term Variable" shall mean, as calculated in each Monthly Report as of the most recently ended Cut-Off Date, the quotient of:

                 (x) the sum of (1) the product of the Unpaid Balance of each Receivable as of such Cut-Off Date times (2) the Payment Term with respect to such Receivable; divided by

                 (y) the aggregate Unpaid Balance of all Receivables as of such Cut-Off Date.

         "Principal Payment Date" means (i) any date on which the Invested Amount is to be reduced pursuant to Section 3.1 of the Certificate Purchase Agreement, (ii) any date on which any prepayment is to be made pursuant to
Section 4.9, (iii) the end of each Interest Period in respect of the next maturing Eurodollar Tranche and/or ABR Tranche, in such order as the Agent shall select so as to minimize "breakage costs," (iv) each Distribution Date falling in an Early Amortization Period (beginning with the Distribution Date falling in the Calculation Period after the Calculation Period in which the Early Amortization Period begins) and (v) any Distribution Date falling on or after the Expected Final Payment Date.

         "Refinancing Date" is defined in Section 4.9.

         "Required Purchasers" is defined in Section 9.9 of the Certificate Purchase Agreement.

         "Required Receivables" means, on any Business Day:

                 (a) So long as an Early Amortization Period has not commenced, the result of the following formula:

                 IA + CCRR                R
                 ---------        X      ---
                 (1 - ARR)               NER

         where:

         ARR        =     the Applicable Reserve Ratio in effect for that
                          Business Day;
         CCRR       =     the Carrying Cost Receivables Reserve, as reported in
                          the Daily Report for that Business Day;
         IA         =     the Invested Amount;
         NER        =     the Net Eligible Receivables as reported in the Daily
                          Report for that Business Day; and
         R          =     the aggregate Unpaid Balance of Receivables held by
                          the Trust as reported in the Daily Report for that Business Day.

                 (b) If an Early Amortization Period has commenced, the result of the following formula:

                 AIA +  ASA + UCCRR

         where:

         AIA        =     the Adjusted Invested Amount, which shall be the
                          Invested Amount as of the end of the Revolving
                          Period, reduced (but not below zero) by the amount of
                          all Investor Write-Offs (net of Investor Allocable
                          Recoveries and Investor Allocable Dilution Adjustments
                          that have been applied to reinstate the Invested
                          Amount);
         UCCRR      =     the Unfunded Carrying Cost Receivables Reserve on that
                          Business Day; and
         ASA        =     the Available Subordinated Amount on that Business
                          Day.

         "Required Reserve Ratio" means, as calculated in each Monthly Report, the greater of (a) the Loss Reserve Ratio plus the Dilution Reserve Ratio, and
(b) the Loss Reserve Ratio (Z-value) plus the Dilution Reserve Ratio (Z-value).

         "Required Series Holders" means the Required Purchasers.

         "Revolving Period" means the period beginning on the Closing Date and ending on the day before the first day of the Amortization Period or an Early Amortization Period.

         "Series Allocable Dilution Adjustments" means, for any ASA Measuring Period, the product of the aggregate amount of payments pursuant to Sections
3.3 and 3.5 of the Purchase Agreement or pursuant to the Seller Guaranty received during that ASA Measuring Period relating to Dilution that occurred prior to that ASA Measuring Period, multiplied by the Series Loss Allocation Percentage as of the beginning of that ASA Measuring Period.

         "Series 1996-1" is defined in the preamble.

         "Series 1996-1 Certificates" means any of the Series 1996-1 Certificates issued pursuant to this Supplement, each of which shall be substantially in the form of Exhibit A.

         "Specified Rating Agencies" means, as to any Obligor: (a) if both DCR and S&P rate such Obligor, DCR and S&P; and (b) if S&P rates such Obligor, but DCR does not, S&P. If DCR rates such Obligor, but S&P does not, then the Obligor is deemed to be an unrated Obligor.

         "Stated Amount" means as to any Certificate, the initial maximum principal amount that may be required to be funded by the Holder of such Certificate, as such amount may be reduced pursuant to Section 2.3 of the Certificate Purchase Agreement.

         "Test Date" means each of: (a) the Closing Date, (b) the Monday of each calendar week, (c) the Refinancing Date, (d) the first day of the Early Amortization Period, and (e) any other Business Day on which Servicer has delivered (or is required to deliver) a Daily Report pursuant to the second sentence of Section 4.4(a); and provided further that if the Monday of any calendar week is not a Business Day, then the "Test Date" for such week shall be the next Business Day. The "related" Test Date for any Test Period shall be the Test Date that is the first day of such Test Period.


         "Test Period" means:

                 (a) the period from (and including) the Closing Date to (but excluding) the first Test Date thereafter, and

                 (b) each subsequent period from (and including) a Test Date to (but excluding) the next Test Date.

         "Tier-1 Obligor" means any Obligor that has (a) a commercial paper rating from the Specified Rating Agencies of at least "A-1+" (or its equivalent) or (b) a senior actual or implied debt rating from the Specified Rating Agencies of at least "AAA" (or its equivalent); provided that if such Obligor has both a commercial paper rating from the Specified Rating Agencies and a senior actual or implied debt rating from the Specified Rating Agencies, such Obligor must have a commercial paper rating from the Specified Rating Agencies of at least "A-1+" (or its equivalent) and a senior actual or implied debt rating from the Specified Rating Agencies of at least "AAA" (or its equivalent) to be a Tier-1 Obligor.

         "Tier-2 Obligor" means any Obligor (other than a Tier-1 Obligor) that has (a) a commercial paper rating from the Specified Rating Agencies of at least "A-1" (or its equivalent) or (b) a senior actual or implied debt rating from the Specified Rating Agencies of at least "AA-" (or its equivalent), provided that if such Obligor has both a commercial paper rating from the Specified Rating Agencies and a senior actual or implied debt rating from the Specified Rating Agencies, such Obligor must have a commercial paper rating from the Specified Rating Agencies of at least "A-1" (or its equivalent) and a senior actual or implied debt rating from the Specified Rating Agencies of at least "AA-" (or its equivalent) to be a Tier-2 Obligor.

         "Tier-3 Obligor" means any Obligor (other than a Tier-1 Obligor or a Tier-2 Obligor) that has (a) a commercial paper rating from the Specified Rating Agencies of at least "A-2" (or its equivalent) or (b) a senior actual or implied debt rating from the Specified Rating

Agencies of at least "A-" (or its equivalent), provided that if such Obligor has both a commercial paper rating from the Specified Rating Agencies and a senior actual or implied debt rating from the Specified Rating Agencies, such Obligor must have a commercial paper rating from the Specified Rating Agencies of at least "A-2" (or its equivalent) and a senior actual or implied debt rating from the Specified Rating Agencies of at least "A-" (or its equivalent) to be a Tier-3 Obligor.

         "Tier-4 Obligor" means any Obligor (other than a Tier-1 Obligor, a Tier-2 Obligor or a Tier-3 Obligor) that has (a) a commercial paper rating from the Specified Rating Agencies of at least "A-3" (or its equivalent) or (b) a senior actual or implied debt rating from the Specified Rating Agencies of at least "BBB-" (or its equivalent), provided that if such Obligor has both a commercial paper rating from the Specified Rating Agencies and a senior actual or implied debt rating from the Specified Rating Agencies, such Obligor must have a commercial paper rating from the Specified Rating Agencies of at least "A-3" (or its equivalent) and a senior actual or implied debt rating from the Specified Rating Agencies of at least "BBB-" (or its equivalent) to be a Tier-4 Obligor.

         "Tier-5 Obligor" means any Obligor other than a Tier-1 Obligor, a Tier-2 Obligor, a Tier-3 Obligor or a Tier-4 Obligor.

         "Tranche" means each of the ABR Tranche and the Eurodollar Tranche.

         "Transferor Indemnified Losses" is defined in Section 7.2.

         "Transferor Indemnified Party" is defined in Section 7.2.

         "Transferor Payment Percentage" means, on any Business Day, the difference of 100% minus the Investor Allocation Percentage on that Business Day.

         "Unapplied Cash" means, on any Business Day, available funds received in the Master Collection Account on that day that have not been applied as Collections on a particular Receivable.

         "Unfunded Carrying Cost Receivables Reserve" means, on any Business Day falling in an Early Amortization Period, the difference (but not less than zero) of (a) the Carrying Cost Receivables Reserve as of the Early Amortization Calculation Date, minus (b) the aggregate Collections deposited into the Carrying Cost Account during the portion of the Early Amortization Period up to and including that Business Day.

         "Unmatured Early Amortization Event" means an event or condition that, upon the giving of notice or the passage of time, would become an Early Amortization Event.

         "Z-value" means 1.96.

         SECTION 1.2 Modification Condition. For so long as the Series 1996-1 Certificates remain outstanding, for purposes of the Transaction Documents the definition of the term "Modification Condition" shall be as follows:

         "Modification Condition" means, with respect to any action, that (i) each Rating Agency has confirmed in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Purchased Interest that was rated by such Rating Agency, and (ii) if any Series has not been rated, the Trustee and the Required Series Holders for that Series shall have consented in writing to such action.

         SECTION 1.3 Incorporation of Terms. The terms of the Pooling Agreement are incorporated in this Supplement as if set forth in full herein. As supplemented by this Supplement, the Pooling Agreement is in all respects ratified and confirmed and both together shall be read, taken and construed as one and the same agreement. If the terms of this Supplement and the terms of the Pooling Agreement conflict, the terms of this Supplement shall control with respect to the Series 1996-1 Certificates.

         SECTION 1.4 Bill and Hold. A Receivable that: (x) satisfies the requirements of the definition of "Eligible Receivable" set forth in Appendix A to the Pooling Agreement, other than the requirement (set forth in clause (b) of that definition) that the related goods have been shipped and (y) arises under an arrangement that satisfies the definition of "Bill and Hold" in such Appendix A, shall be an "Eligible Receivable" for purposes of this Supplement.

         SECTION 1.5 Lockbox Arrangements. (a) Certain Obligors currently make payments to a lockbox (the "BA Box") with Bank of America ("BofA"). The requirements of Section 3.3 and 7.1(i) of the Pooling Agreement and Section 5.1(o) and 6.1(j) of the Purchase Agreement will be waived with respect to such Obligors for 60 days following the Closing Date if the following conditions are satisfied: (i) within one week of the Closing Date, the Sellers and Transferor shall have designated an alternative lockbox with a bank that has executed and delivered a Lockbox Agreement, (ii) Servicer shall instruct such Obligors to make payments to such alternative lockbox, (iii) the BA Box shall be closed following such 60 day period, and BofA shall agree to remit, by courier, all items received by it from such Obligors to a Bank Account with a bank that has executed an Account Agreement, and (iv) on each Business Day prior to the closing of the BA Box, Servicer shall instruct BofA to wire transfer all available funds in any related lockbox account to Trustee.

         (b) Certain Obligors who are not Domestic Persons currently make payment to Bank Accounts. The parties intend that Receivables owed by such Persons shall be Excluded Receivables. The requirements of Section 3.3 and 7.1(i) of the Pooling Agreement, Section 5.1(o) and 6.1(j) of the Purchase Agreement and the proviso to the definition of Excluded Receivable shall be waived for a period of 60 days following the Closing Date with respect to such Obligors provided that, within one week of the Closing Date, Servicer shall have instructed such Persons to make payments to an account other than a Bank Account.

         (c) Certain Obligors who owe amounts for trucking or transportation services (excluding any such services included in an invoice for the price of goods) currently make payments to an account at Wachovia Bank of Georgia, N.A. into which funds other than proceeds of Receivables are deposited. The requirements of Section 3.3 and 7.1(i) of the Pooling Agreement and Section 5.1(o) and 6.1(j) of the Purchase Agreement shall be waived for a period of 60 days following the Closing Date with respect to such Obligors provided that Servicer, Sellers and Transferor work diligently towards establishing alternative arrangements for the deposit of such other funds as soon as practicable.

         (d) Certain Obligors are currently making payments to a lockbox with Chemical Bank ("Chemical"). Chemical is in the process of negotiating a Lockbox Agreement. The requirements of Section 3.3 and 7.1(i) of the Pooling Agreement and Section 5.1(o) and 6.1(j) of the Purchase Agreement shall be waived for a period of one week following the Closing Date, provided that the following conditions are satisfied: (i) Servicer, Sellers and Transferor work diligently towards completing such negotiations, and (ii) on each Business Day until such Lockbox Agreement shall become effective, Servicer shall instruct Chemical to wire transfer all available funds in any related lockbox account to Trustee.


                                   ARTICLE II
                                  DESIGNATION


         SECTION 2.1 Designation. There is hereby created a Series to be known as the "Series 1996-1 Certificates." Subject to the conditions set forth in
Article III, Trustee shall authenticate and deliver the Series 1996-1 Certificates, to or upon the order of Transferor in an aggregate Stated Amount equal to $120,000,000. Notwithstanding the terms of Section 6.1 of the Pooling Agreement, the Series 1996-1 Certificates shall be in minimum denominations of $2,000,000 and in integral multiples of $1,000,000 in excess of that amount. The amount payable on any day by the Holders of such Certificates for the undivided interests evidenced by the Certificates shall equal the Acquisition Amount.

         The Series 1996-1 Certificates represent an undivided interest in the portion of the Transferred Assets allocable to this Series, which undivided interest (expressed as a percentage) shall equal the Investor Ownership Percentage.

         The Deferred Portion of the Acquisition Amount shall be subject to a holdback and shall be paid to the extent (and only to the extent) Daily Series Collections are not required to pay amounts described in clauses first through fourth of Section 4.3 or Section 4.4 (as applicable), it being understood that the Holders of Series 1996-1 Certificates shall not be liable to pay any portion of the Deferred Portion not paid out of Daily Series Collections.


                                  ARTICLE III
                             CONDITIONS TO ISSUANCE


         SECTION 3.1 Conditions to Issuance. Trustee will not authenticate the Series 1996-1 Certificates unless all conditions to the issuance of the Series 1996-1 Certificates under Section 6.10 of the Pooling Agreement shall have been satisfied.


                                   ARTICLE IV
                            PAYMENTS AND ALLOCATIONS


         SECTION 4.1 Interest; Additional Amounts. (a) Subject to Section 4.1 of the Certificate Purchase Agreement, Transferor may from time to time allocate the outstanding principal amount under the Series 1996-1 Certificates to one ABR Tranche or one Eurodollar Tranche. Interest on each of the ABR Tranche and the Eurodollar Tranche shall be payable on each Distribution Date, except that interest on the amount of any principal repaid on any other date shall be payable on the date of the repayment. If any such day is not a Business Day, interest shall instead be due on the next Business Day (or, if the next Business Day falls in the next calendar month, then on the next preceding Business Day).

         (b) Interest on the Eurodollar Tranche shall accrue during any Interest Period at a rate per annum equal to the Eurodollar Rate plus the Certificate Spread and shall be calculated on the basis of actual days over a year of 360 days.

         (c) Interest on the ABR Tranche shall accrue at the Alternate Base Rate in effect from time to time plus the Certificate Spread and shall be calculated on the basis of actual days over a year of 365 or 366 days, as the case may be.

         (d) Interest with respect to the Series 1996-1 Certificates due but not paid on any Distribution Date will be due on the next Distribution Date or last day of the next Interest Period with additional interest on the amount at 2% per annum above the Alternate Base Rate to the extent permitted by law; provided, however, that Transferor may direct any such overdue interest to be paid on any Business Day prior to such next Distribution Date from funds on deposit in the Carrying Cost Account.

         (e) Additional Amounts shall also be payable with respect to the Series 1996-1 Certificates as specified in the Certificate Purchase Agreement and to the extent (but only to the extent) that funds become available for such Additional Amounts in accordance with Sections 4.2 and 4.3.

         SECTION 4.2 Daily Calculations and Series Allocations. (a) On each Test Date, the Servicer shall prepare and deliver to the Trustee and the Agent a Daily Report substantially in the form of Exhibit B (or such other form as may be satisfactory to the Servicer, the Trustee and the Agent). The Servicer shall also deliver a Daily Report in such form to the Trustee and the Agent on any other day for which the Agent has requested a Daily Report. The Agent shall not so request a Daily Report unless an Early Amortization Event has occurred or the Agent reasonably questions whether there has been a material change in the Base Amount since the most recent Test Date.

         (b) On each Business Day, the Servicer shall prepare and deliver to the Trustee and the Agent a Cash Flow Report substantially in the form of Exhibit C (or such other form as may be satisfactory to Servicer, Trustee and the Agent).

         (c) No other Series or Purchased Interest shall be issued so long as the Series 1996-1 Certificates are outstanding. As a consequence, the Series Collection Allocation Percentage Series 1996-1 shall be 100%, and all funds received in the Master Collection Account shall be allocated to Series 1996-1. All such funds received in the Master Collection Account on any Business Day, and any funds transferred on such day to the Master Collection Account from the Equalization Account, are herein called the "Daily Series Collections" for such day.

         (d) On each Business Day, Trustee shall allocate Daily Series Collections pursuant to Section 4.3 or 4.4 (as applicable) on the basis of the most recently delivered Daily Report, as supplemented by the Cash Flow Report (if any) for such day. Without limiting the foregoing, the parties shall assume that the Base Amount on any day shall not be less than the Base Amount shown in the most recent Daily Report. Notwithstanding such assumption, if on any Business Day (as a result of the delivery of a subsequent Daily Report or otherwise) the Agent determines that the Net Invested Amount exceeded the Base Amount on any day when the Trustee remitted funds to the Transferor, then Transferor shall immediately pay to Trustee, for deposit to the Equalization Account, an amount equal to such excess. Amounts not paid when due pursuant to the foregoing sentence shall bear interest at a rate of interest equal to 2% per annum above the Alternate Base Rate to the extent permitted by law.

         (e) The requirements of Section 3.2(f)(i) and Section 3.5(c) of the Pooling Agreement shall be waived on each date on which a Daily Report is not required to be delivered under this Section 4.2.

         (f) The requirements of Section 5.1(l)(i) of the Purchase Agreement and Section 6.1(k) of the Purchase Agreement shall be waived while the Series 1996-1 Certificates are outstanding.

         (g) Nothing in this Section 4.2 shall modify the requirements of the Transaction Documents regarding the preparation and delivery of Monthly Reports.

         SECTION 4.3 Allocations of Daily Series Collections (Other Than in an Early Amortization Period). On each Business Day (other than a Business Day falling in an Early Amortization Period or after the Fully Funded Date), Servicer shall allocate the aggregate amount of Daily Series Collections required to fund the items described in priorities first through fourth below, to the following purposes, in the priority indicated (and to the extent of Daily Series Collections available):

                 first, to the Carrying Cost Account until the amount allocated to the Carrying Cost Account equals the Carrying Cost Cash Required Amount shown in the most recent Daily Report;

                 second, if Transferor shall have notified the Agent in accordance with Section 3.1 of the Certificate Purchase Agreement that it desires to reduce the Invested Amount or if the Amortization Period has begun, to the Principal Funding Account until the funds on deposit in that account equal the amount of such reduction or (during the Amortization Period) the Invested Amount, provided that the amount allocated pursuant to this priority second on any Business Day shall not exceed the product of (x) the Investor Ownership Percentage, multiplied by (y) the excess of the Daily Series Collections over the amounts allocated on that Business Day pursuant to priority first;

                 third, if during the Revolving Period the Net Invested Amount (as shown in the most recent Daily Report) is greater than the Base Amount (as shown in the most recent Daily Report), to the Equalization Account until the amount on deposit therein is sufficient to reduce the Net Invested Amount to an amount equal to the Base Amount; and

                 fourth, to hold in the Master Collection Account the amount necessary to pay on the next Distribution Date all Additional Amounts payable to the Holders (as shown in the most recent Daily Report).

                 On such Business Day, Servicer shall allocate the remainder of the Daily Series Collections to make current and/or deferred transfer payments to Transferor in respect of the Transferor Certificate, provided that Transferor may, from time to time, direct Servicer to direct Trustee to hold all or part of the funds to be paid pursuant to this sentence in the Master Collection Account to be applied as Daily Series Collections on the following Business Day.

         If, on any day, the amount of Collections that is then allocated to the Carrying Cost Account exceeds the amount of Collections that is then required to be allocated to the

Carrying Cost Account, Servicer shall reallocate such Collections on such day to one or more of the obligations described in priorities second through fourth above, and in the last sentence of the preceding paragraph, in the order of priority set forth therein.

         In addition, if, on any day, funds on deposit in the Master Collection Account and available for allocation under priority fourth are less than the amount of the obligations described therein, then the available Collections shall be allocated by Servicer to the holders of such obligations pro rata according to the respective amounts of such obligations held by them.

         On any Business Day falling after the Fully Funded Date, all Daily Series Collections shall be paid to Transferor as current and/or deferred transfer payments.

         SECTION 4.4 Allocations of Daily Series Collections During an Early Amortization Period. On each Business Day falling in an Early Amortization Period and prior to or on the Fully Funded Date, Servicer shall allocate the Daily Series Collections to the following purposes, in the priority indicated (and to the extent of Daily Series Collections available):

                 first, to the Carrying Cost Account to the extent that the balance therein is less than the amount of Current Carrying Costs (as shown in the most recent Daily Report, but excluding any Servicing Fee payable to any Avondale Person) payable on the Distribution Date relating to the Calculation Period during which such Business Day falls;

                 second, to the Principal Funding Account and to Transferor (or, prior to the Holdback Account Termination Date, to the Holdback Account) in the following amounts:

                          (a) the amount to be transferred to the Principal
                 Funding Account shall equal the product of (i) the Investor Allocation Percentage (as shown in the most recent Daily Report), multiplied by (ii) the excess of the Daily Series Collections over the amount allocated on that Business Day pursuant to priority first, provided that the aggregate amount so deposited shall in no event exceed the lesser of (x) the Invested Amount and (y) the Investor Ownership Percentage times the aggregate Unpaid Balance of Receivables as of the last day of the Revolving Period, in each case as shown in the most recent Daily Report; and

                          (b) the amount to be transferred to Transferor (or,
                 prior to the Holdback Account Termination Date, to the Holdback Account) shall equal the product of (i) the Transferor Payment Percentage (as shown in the most recent Daily Report), multiplied by (ii) the excess of the Daily Series Collections over the amount allocated on that Business Day pursuant to priority first;

                 third, to hold in the Master Collection Account the amount necessary (as shown in the most recent Daily Report) to pay on the next Distribution Date all Additional Amounts payable to the Holders;

                 fourth, to pay any Servicing Fee payable to any Avondale Person on the Distribution Date relating to the Calculation Period during which such Business Day falls; and

                 fifth, the balance to Transferor, provided that prior to the Holdback Account Termination Date, amounts payable to Transferor pursuant to this priority fifth shall be deposited into the Holdback Account and held as provided below.

         The "Holdback Account Termination Date" shall be the earlier to occur of (i) the date that falls twelve months after the beginning of the Early Amortization Period and (ii) the Fully Funded Date. If at any time prior to the Holdback Account Termination Date, the amount of funds on deposit in the Holdback Account exceeds the difference of (1) the Investor Repayment Amount minus (2) the amount of funds then held in the Carrying Cost Account and the Principal Funding Account that are available to pay the Investor Repayment Amount, then the amount of such excess funds shall be released from the Holdback Account and paid to Transferor as current and/or deferred transfer payments. On each Test Date prior to the Holdback Account Termination Date, Servicer shall calculate the sum of: (i) the aggregate Investor Allocable Dilution as to which no Series Allocable Dilution Adjustments have been received and (ii) Additional Amounts due and not paid. Such sum (or, if less, the aggregate amount of funds in the Holdback Account) shall be transferred to the Master Collection Account and applied to the items listed in the first paragraph of this Section as priorities first through fifth, in that order (except that no such funds shall be allocated to Transferor or the Holdback Account pursuant to priority second and the amount allocable to the Principal Funding Account shall not be limited by application of the Investor Allocation Percentage). On the Holdback Account Termination Date, all remaining funds in the Holdback Account shall be paid to Transferor.

         If, on any day, funds on deposit in the Master Collection Account and available for allocation under priority third are less than the amount of the obligations described therein, then the available Collections shall be allocated by Servicer to the holders of such obligations pro rata according to the respective amounts of such obligations held by them.

         On any Business Day falling after the Fully Funded Date, all Daily Series Collections shall be paid to Transferor in respect of the Transferor Certificate.

         SECTION 4.5 Withdrawals from the Equalization Account. On any Business Day during the Revolving Period on which Servicer delivers a Daily Report to the Trustee and the Agent and no Early Amortization Event or Unmatured Early Amortization Event exists, Servicer may instruct Trustee in writing to withdraw funds from the Equalization Account and apply such funds as Daily Series Collections, so long as the Net Invested Amount would not exceed the Base Amount after giving effect to such transfer and application. On the first day of the Amortization Period or an Early Amortization Period, Servicer shall instruct Trustee to transfer the entire balance in the Equalization Account to the Principal Funding Account.

         SECTION 4.6 Available Subordinated Amount. 2. If an Early Amortization Period begins, Servicer shall promptly calculate the Available Subordinated Amount as of the Early Amortization Calculation Date and report such amount in the Daily Report for the first day in the Early Amortization Period. Servicer shall also calculate the Available Subordinated Amount as of each Cut-Off Date falling in the Early Amortization Period, such calculation to be reflected in the related Monthly Report.

         (b) The Available Subordinated Amount as of the Early Amortization Calculation Date shall equal the product of (x) the Investor Allocation Percentage, multiplied by (y) the result of:

                 (i) the product of the Unpaid Balance of Receivables held by Trustee at the opening of business on the Early Amortization Calculation Date, multiplied by the Series Collection Allocation Percentage on that date; minus

                 (ii) the sum of (i) the lesser of (A) the Base Amount and (B) the Net Invested Amount and (ii) the Carrying Cost Receivables Reserve at the opening of business on the Early Amortization Calculation Date.

         (c) The Available Subordinated Amount, as of any Cut-Off Date in the Early Amortization Period, shall equal the result of:

                 (i) the Available Subordinated Amount as of the preceding Cut-Off Date (or as of the Early Amortization Calculation Date, in the case of the first Cut-Off Date falling in the Early Amortization Period); minus

                 (ii) the Investor Allocable Loss Amount with respect to the ASA Measuring Period ending on that Cut-Off Date; minus

                 (iii) any Investor Allocable Dilution with respect to the ASA Measuring Period ending on that Cut-Off Date; plus

                 (iv) subject to Sections 4.7 and 4.8, the Investor Allocable Recoveries and Investor Allocable Dilution Adjustments with respect to the ASA Measuring Period ending on that Cut-Off Date.

         (d) Notwithstanding the foregoing, in no event shall the Available Subordinated Amount at any time be less than zero or greater than the initial Available Subordinated Amount calculated pursuant to subsection (b).

         SECTION 4.7 Write-Offs and Recoveries. (a) In each Monthly Report required to be delivered during the Early Amortization Period, Servicer shall calculate the Investor Write-Offs and the Investor Allocable Recoveries for the most recently ended ASA Measuring Period.

         (b) If the Investor Write-Offs calculated in any Monthly Report exceed zero, the Invested Amount and the outstanding principal amount of the Series 1996-1 Certificates shall be reduced by the amount of the Investor Write-Offs with effect from the related Distribution Date.

         (c) If the Invested Amount has been reduced on account of any Investor Write-Offs, then any Investor Allocable Recoveries with respect to any Calculation Period ending after the reduction takes place shall be applied to reinstate the Invested Amount and the outstanding principal amount of the Series 1996-1 Certificates, to the extent of such prior reductions that have not previously been reinstated, with effect from the related Distribution Date. If Investor Allocable Recoveries are so applied to reinstate the Invested Amount and the outstanding principal amount of the Series 1996-1 Certificates on any Distribution Date, then Investor Allocable Recoveries shall be applied to increase the Available Subordinated Amount on the same Distribution Date only to the extent of the excess, if any, of the Investor Allocable Recoveries, minus the amount of Investor Allocable Recoveries previously so applied to reinstate the Invested Amount.

         SECTION 4.8 Certain Dilution in an Early Amortization Period. (a) In each Monthly Report required to be delivered during the Early Amortization Period, Servicer shall calculate the Investor Allocable Dilution and the Series Allocable Dilution Adjustments for the most recently ended ASA Measuring Period.

         (b) If the Investor Allocable Dilution calculated in any Monthly Report is greater than zero, and there are funds in the Holdback Account, then those funds (up to an amount equal to the amount of the Investor Allocable Dilution), shall be allocated (i) first, in accordance with priority first of the first paragraph of Section 4.4, (ii) second, to the Principal Funding Account (in accordance with priority second of the first paragraph of Section 4.4), so long as the aggregate amount on deposit therein does not exceed the Invested Amount and (iii) third, in accordance with priorities third through fifth of the first paragraph of Section 4.4, in that priority.

         (c) If the Available Subordinated Amount or the Invested Amount has been reduced on account of any Investor Allocable Dilution, then (i) any Series Allocable Dilution Adjustments with respect to any Calculation Period ending after the reduction takes place and

(ii) any funds on deposit in the Holdback Account (the "Investor Allocable Dilution Adjustments") shall be allocated (x) first, to reinstate the Invested Amount and the outstanding principal amount of the Series 1996-1 Certificates, and (y) second, to reinstate the Available Subordinated Amount, in each case to the extent not previously reinstated. Any amount so allocated on any day shall be allocated (i) first, in accordance with priority first of Section 4.4, (ii) second, to the Principal Funding Account, so long as the aggregate amount on deposit therein does not exceed the Invested Amount and (iii) third, in accordance with priorities third through fifth of the first paragraph of
Section 4.4, in that priority.

         SECTION 4.9 Defeasance. On any Business Day falling in the Revolving Period (but with not less than three Business Days prior written notice from Servicer to the Holders), Servicer may, upon instruction from Transferor, cause the Series 1996-1 Certificates to be prepaid in full (but not in part) by causing the Series Interest to be conveyed to one or more Persons (who may be the holders of a new Series issued substantially contemporaneously with such prepayment) for a cash purchase price in an amount equal to the sum of (a) the Invested Amount, plus (b) to the extent not available in the Carrying Cost Account, accrued and unpaid interest on the Series 1996-1 Certificates to the day of such prepayment (the "Refinancing Date"), plus (c) to the extent not available from funds set aside pursuant to priority fourth of Section 4.3, any Additional Amounts owed with respect to the Series 1996-1 Certificates (including any Additional Amounts arising as a result of such prepayment). No such prepayment or conveyance shall, however, be permitted if as a result thereof Transferor or any of its Affiliates would acquire such Series Interest or the underlying Receivables. The purchase price shall be deposited in the Principal Funding Account and shall be distributed to the Agent, for further distribution to the Holders, on the Refinancing Date in accordance with the terms of Section 5.2.

         SECTION 4.10 Tax Opinion . If any Tax Opinion is required to be delivered in connection with the Series 1996-1 Certificates, the term "Tax Opinion" shall have the meaning specified below:

         "Tax Opinion" means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax and state (New York, Alabama, Georgia, and/or South Carolina, as applicable) income and franchise tax purposes, (a) such action will not adversely affect the characterization of the Investor Certificates of Series 1996-1 as debt or partnership interests, (b) following such action the Trust would not be treated as an association (or publicly traded partnership) taxable as a corporation, (c) such action would not be treated as a taxable event to any Series 1996-1 Investor Certificateholder or Certificate Owner.

                                   ARTICLE V
                           DISTRIBUTIONS AND REPORTS


         SECTION 5.1 Distributions. On each Distribution Date and (with respect to clause (b) below) each Principal Payment Date, other than a Distribution Date that may be a Refinancing Date, Trustee shall, in accordance with instructions set out in the applicable Daily Report, distribute to the Agent, for further distribution among the Holders, the following amounts:

                 (a) accrued and unpaid interest on the Series 1996-1 Certificates, and any additional interest payable pursuant to Section 4.1, to the extent funds are available for such payment in the Carrying Cost Account;

                 (b) on each Principal Payment Date, all funds deposited in the Principal Funding Account on or prior to the most recent Cut-Off Date (but in no event in excess of the Invested Amount) shall be distributed in reduction of the Invested Amount;

                 (c) if, on the Expected Final Payment Date or any Distribution Date falling in an Early Amortization Period, the funds on deposit in the Carrying Cost Account (less any Servicing Fee payable on that day to anyone other than a Related Person) will be equal to or greater than the Invested Amount (after giving effect to the distribution required by subsection (b)) and any then accrued and unpaid Additional Amounts, then an amount equal to such remaining Invested Amount and such Additional Amounts shall be withdrawn from the Carrying Cost Account and distributed in reduction of the Invested Amount and such Additional Amounts; and

                 (d) any Additional Amounts payable with respect to Series 1996-1 Certificates to the extent that funds have been allocated for those Additional Amounts pursuant to priority fourth of Section 4.3 or priority third of Section 4.4.

         On each Distribution Date, Trustee shall also, in accordance with instructions set out in the applicable Daily Report, distribute the Servicing Fee to the Servicer to the extent that funds are available for that purpose in the Carrying Cost Account.

         On any Business Day, Trustee shall, in accordance with instructions set out in the applicable Daily Report, distribute to the Agent, for further distribution among the Holders, overdue interest payable pursuant to Section 4.1(d) on such Business Day, to the extent funds are available for such payment in the Carrying Cost Account.

         SECTION 5.2 Special Distributions on the Refinancing Date. On the Refinancing Date, Trustee shall, in accordance with instructions set out in the applicable Daily Report, distribute to the Agent, for further distribution among the Holders, the following amounts:

                 (a) all interest accrued on the Series 1996-1 Certificates through the Refinancing Date, to the extent funds are available for such payment in the Carrying Cost Account or have been deposited in the Principal Funding Account pursuant to Section 4.9;

                 (b) all funds deposited in the Principal Funding Account pursuant to Section 4.9; and

                 (c) any Additional Amounts payable with respect to the Series 1996-1 Certificates to the extent that funds for those Additional Amounts have been allocated pursuant to priority fourth of Section 4.3 or priority third of Section 4.4 or deposited in the Principal Funding Account pursuant to Section 4.9.

         Any amounts payable to the Holders of Certificates pursuant to this Section shall be paid to the Agent, and the Agent shall distribute such amounts to such Holders.

         SECTION 5.3 Payments in Respect of Transferor Certificate. On each day on which funds are allocated pursuant to Sections 4.3 and 4.4 (and subject to the terms of Section 4.4 relating to the Holdback Account), Trustee shall, in accordance with instructions set out in the applicable Daily Report or Cash Flow Report, distribute to Transferor, in respect of the Transferor Certificate, all funds allocated for that purpose in accordance with those Sections. In addition, after the Invested Amount has been repaid in full and all interest and Additional Amounts owed to the Holders have been paid, any additional funds on deposit in the Carrying Cost Account, the Equalization Account or the Principal Funding Account shall similarly be paid to Transferor, in respect of the Transferor Certificate.

         SECTION 5.4 Monthly Reports. Each Monthly Report shall be substantially in the applicable form set out in Exhibit D or in such other form as may be satisfactory to Servicer and Trustee and consistent with the terms of this Supplement and the Pooling Agreement. Copies of each Monthly Report shall be provided free of charge by the Servicer to the Holders of Series 1996-1 Certificates.

         SECTION 5.5 Annual Tax Information. On or before February 15 of each calendar year, beginning with calendar year 1997, Servicer, on behalf of Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Holder the information for the preceding calendar year, or the applicable portion thereof during which the Person was a Holder, as is required to be provided by an issuer of indebtedness under the Internal Revenue Code to the holders of the issuer's indebtedness and such other customary information as is necessary to enable such Holders to prepare their federal income tax returns. Servicer's obligations under the preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Agent to the specified Persons pursuant to the Pooling Agreement or any requirements of the Internal Revenue Code as from time to time in effect. Notwithstanding anything to the contrary contained in this Agreement, Trustee shall, to the extent required by applicable law, from time to time furnish to the appropriate Persons a Form 1099-INT within the period required by applicable law.

         SECTION 5.6 Periodic Perfection Certificate. On or before March 30 of each calendar year, beginning with calendar year 1997, Servicer, on behalf of Trustee, shall furnish or cause to be furnished to Trustee and the Agent an Officer's Certificate setting forth a list of all changes in (a) the name, identity or corporate structure of Transferor or any Seller and (b) the chief executive office of Transferor or any Seller (or in the place of business of Transferor or any Seller that has only one place of business) that have taken place since the date of the Officer's Certificate most recently delivered pursuant to this Section 5.6 (or since the Closing Date, in the case of the first such Officer's Certificate to be delivered), or indicating that no such events have taken place, and stating in each case what filings of UCC financing statements, or amendments thereto, relating to the Transaction Documents have been made in connection with each such event (identifying the date and filing index numbers for each). Any financing statement identified in such an Officer's Certificate delivered to Trustee shall be deemed to have been identified to Trustee in writing for purposes of subsection 11.1(c)(v) of the Pooling Agreement. If any such new UCC financing statements are filed, Servicer shall cause Trustee to be named as secured party (in the case of any filing against Transferor) or assignee of the secured party (in the case of any filing against a Seller). If any "Event of Default" under (and as defined in) the Avondale Credit Agreement occurs, the Servicer shall deliver an Officer's Certificate covering the matters described above to the Trustee and the Agent not later than 10 days after the occurrence of such event, and, for so long as any such event remains outstanding, the Servicer shall deliver such an Officer's Certificate on the last Business Day of each of March, June, September and December.

         SECTION 5.7 Officer's Certificate. In addition to the annual statements required to be delivered by Servicer pursuant to Section 3.2(j) of the Pooling Agreement, Servicer will also deliver to Trustee on or before July 15, 1996, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during the period from the Closing Date to June 30, 1996 and of performance under the Pooling Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling Agreement in all material respects throughout the period covered by such Officer's Certificate, or, if there has been a default in the fulfillment in any material respect of such obligations, specifying each such default known to such officer and the nature and status thereof and remedies therefor being pursued.

         SECTION 5.8 Servicing Report of Independent Public Accountants. (a) In addition to the servicing reports required to be delivered pursuant to
Section 3.7(a) of the Pooling Agreement, on or before 60 days after the end of the second fiscal quarter in 1996, Servicer shall, as an expense of Servicer paid out of the Servicing Fee, cause Ernst & Young LLP or another firm of independent certified public accountants that is generally recognized as being among the "big six" (which may also render other services to Servicer, the Sellers or Transferor) to furnish a report to Trustee, Servicer and Transferor (which report shall be addressed to Trustee and the Purchasers and shall relate to the period from the Closing Date to the last day of the most recently ended fiscal quarter). The accountant's report shall set forth the results of its performance of the procedures described in Exhibit D to the Pooling Agreement with respect to the Monthly Reports and Daily Reports delivered to Trustee pursuant to Section 3.5 of the Pooling Agreement during the period covered by such accountant's report.

         (b) The accountant's report described in clause (a) shall state that the accountant has compared the amounts contained in the Monthly Reports and a sample randomly selected from all Daily Reports delivered to Trustee during the period covered by the report with the records (including computer records) from which the amounts were derived and that, on the basis of such comparison, the amounts are in agreement with the documents and records, except for such exceptions as it believes to be immaterial and such other exceptions as shall be set forth in the report. A copy of the report may be obtained by a Holder by a request in writing to Trustee addressed to the Corporate Trust Center.


                                   ARTICLE VI
                           EARLY AMORTIZATION EVENTS


         SECTION 6.1 Early Amortization Events. Each of the following shall constitute an "Early Amortization Event":

                 (a)  any of the following shall occur;

                          (i) failure on the part of Transferor or Servicer to make any payment of the principal amount of or any interest on the Series 1996-1 Certificates when due, or to make any deposit required by the terms of any Transaction Document within one Business Day after the date the deposit is required to be made, or to make any other payment required by the terms of any Transaction Document on or before three Business Days after the date such payment is required to be made; or

                          (ii) failure on the part of Servicer to deliver a Daily Report within the time period required under Section 3.5(c) of the Pooling Agreement, and continuance of such failure for three Business Days; provided that if the Servicer shall have estimated the Base Amount in the Daily Report for one or more days due to adverse circumstances beyond its control (as described in, and subject to the limitations in, such Section 3.5(c)), then the three day grace period specified in this clause (ii) shall be reduced by the number of days on which the Base Amount was estimated (of, if such number of days exceeds three, shall be reduced to zero); or

                          (iii) failure on the part of the Servicer to deliver a Monthly Report within the time required under Section 3.5(d) of the Pooling Agreement and the applicable Supplement or PI Agreement, and continuance of such failure for three Business Days; or

                          (iv) failure on the part of Transferor, Guarantor, Servicer or any Seller duly to observe or perform in any material respect Section 6.1(f), 6.1(h), 6.1(i), 6.1(j), 6.3(a), 6.3(b), 6.3(c), 6.3(e) or 6.3(f) of the Purchase
                 Agreement or Section 7.2(c), 7.2(d)(i), 7.2(d)(ii), 7.2(d)(iii), 7.2(e), 7.2(f), 7.2(h), 7.2(i), 7.2(j), 7.2(k) or
                 7.2(m) of the Pooling Agreement, which failure continues unremedied for a period of five Business Days; or

                          (v) failure on the part of Transferor, Guarantor, Servicer or any Seller duly to observe or perform any other covenant or agreement set forth in any Transaction Document, which failure continues unremedied for a period of 30 days after the date on which written notice thereof, requiring the same to be cured, shall have been given to Transferor by Trustee or to Transferor and Trustee by the Agent; or

                          (vi) Guarantor gives notice of termination of the Seller Guaranty;

                 (b) any representation or warranty made by a Seller in subsection 5.1(d), 5.1(k), 5.1(n), 5.1(o) or 5.1(r) of the Purchase Agreement or by Transferor in subsection 2.3(a)(i), 2.3(a)(iii) or 7.1(i) of the Pooling Agreement shall prove to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of five Business Days, or any other representation or warranty made by Transferor, Servicer or any Seller in any Transaction Document shall prove to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of 30 days after the date on which written notice thereof, requiring the same to be cured, shall have been given to Transferor by Trustee or to Transferor and Trustee by the Agent; provided that a mistake in the representation of a Receivable as an Eligible Receivable or the breach of a representation and warranty with respect to a Receivable shall not constitute an Early Amortization Event unless and until the applicable Seller has failed to make the cash payments (if any) owed under Sections 3.1 and
         3.5 of the Purchase Agreement
         in respect of such mistake or breach (it being understood that certain of such mistakes or breaches may result in a non-cash adjustment under the Purchase Agreement);

                 (c) a Bankruptcy Event shall occur with respect to Transferor, Servicer, Guarantor or any Seller, or Transferor shall become unable, for any reason, to transfer Receivables or other Transferred Assets to the Trust in accordance with the provisions of this Agreement and the Pooling Agreement; provided that if, at the time any event that would, with the passage of time, become a Bankruptcy Event occurs as a result of a bankruptcy proceeding being filed against Transferor or any Seller, then, on and after the day on which the bankruptcy proceeding is filed until the earlier to occur of the dismissal of the proceeding and the Early Amortization Commencement Date, Transferor shall not purchase Receivables and Related Assets from the affected Seller or, if Transferor is the subject of the proceeding, transfer Receivables and Related Transferred Assets to the Trust;

                 (d) the Trust or Transferor shall be required to be registered as an "investment company" under and within the meaning of the Investment Company Act of 1940, as amended;

                 (e) the Net Invested Amount exceeds the Base Amount for a period of three or more consecutive Business Days starting with the delivery of the related Daily Report (or, if a Daily Report has not been delivered when required hereunder, starting with the date on which such delivery was required);

                 (f) a Servicer Default shall have occurred and shall not have been remedied;

                 (g) Avondale shall cease to own, directly or indirectly, 100% of the issued and outstanding capital stock of Transferor;

                 (h) the Internal Revenue Service or the PBGC files one or more Tax or ERISA Liens against the assets of Transferor or any Seller (including Receivables) and either (x) such Tax or ERISA Liens remain in effect for fifteen days, or (y) the aggregate amount secured thereby exceeds $1,000,000;

                 (i) the cessation of, or the failure to create, a valid first-priority perfected ownership or security interest in favor of Trustee in the Receivables or the rights of Transferor under the Purchase Agreement;

                 (j) the Invested Amount is not paid in full on the Expected Final Payment Date;

                 (k) Transferor's net worth (as calculated in accordance with GAAP, except that all obligations owed to Transferor from an Avondale Person shall not constitute assets or equity for purposes of such calculation) shall be less than 22% of the aggregate Unpaid Balance of the Receivables at any time and such condition continues for five or more consecutive Business Days;

                 (l) any foreclosure or similar proceeding in respect of any adverse claim on any Buyer Note or the Transferor's common stock shall have been commenced; or title to any Buyer Note or Transferor's common stock shall pass to the holders of such adverse claim, it being understood that the grant of a security interest in the stock of Transferor or any Buyer Note to a creditor of a Seller that is party to an Intercreditor Agreement shall not be an Early Amortization Event;

                 (m) the Intercreditor Provisions shall be amended, waived, modified or breached without the prior written consent of the Agent;

                 (n) the average of the Aged Receivables Ratio for any three consecutive Calculation Periods shall be greater than 5.5%; or

                 (o) the average of the Dilution Ratio for any three consecutive Calculation Periods shall be greater than 4.25%.

         SECTION 6.2 Early Amortization Period. Upon the occurrence and continuance of any Early Amortization Event described in subsection 6.1(c), an Early Amortization Period shall commence without any notice or other action on the part of Trustee or the Series 1996-1 Certificateholders, immediately upon the occurrence of such Early Amortization Event. Upon the occurrence and continuance of any other Early Amortization Event, after the applicable grace period, if any, set forth in such subsection, Trustee may (and, at the direction of the Required Series Holders, shall) by notice then given in writing to Transferor and Servicer, declare that an Early Amortization Period has commenced as of the date of Transferor's receipt of the notice.


                                  ARTICLE VII
                        OPTIONAL REDEMPTION; INDEMNITIES


         SECTION 7.1 Optional Redemption of Investor Interests. On any Distribution Date occurring during an Early Amortization Period with respect to the Series 1996-1 Certificates on or after the date that the Invested Amount is reduced to ten percent or less of the sum of the initial Stated Amounts for the Certificates, Transferor shall have the option to redeem the Series 1996-1 Series Interest. The purchase price will be an amount equal to the Invested Amount plus accrued and unpaid interest (and accrued and unpaid interest with respect to interest that was due but not paid on any prior Distribution Date) through the day preceding the Distribution Date at the Certificate Rate applicable to the Series plus the aggregate amount by which the Invested Amount has been reduced on account of Investor Write-Offs and Investor Allocable Dilution (and not subsequently reinstated) plus any Additional Amounts then due. Upon the tender of the outstanding Certificates of the Series by the Holders, Trustee shall distribute the amounts, together with all funds on deposit in the Principal Funding Account that are allocable to the Series 1996-1 Certificates, to the Holders of the Series on the next Distribution Date in repayment of the principal amount and accrued and unpaid interest owing to the Holders. Following any redemption, the Holders of the Series shall have no further rights with respect to the Receivables. In the event that Transferor fails for any reason to deposit in the Principal Funding Account the aggregate purchase price for the Series 1996-1 Certificates, payments shall continue to be made to the Holders of the Series in accordance with the terms of the Pooling Agreement and this Supplement.

         SECTION 7.2 Indemnification by Transferor. (a) Transferor hereby agrees to indemnify the Trust, Trustee, each Holder of a Series 1996-1 Certificate and each of the successors, permitted transferees and assigns of any such Person and all officers, directors, shareholders, controlling Persons, employees, affiliates and agents of any of the foregoing (each of the foregoing Persons individually being called a "Transferor Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims (whether on account of settlements or otherwise, and whether or not the relevant Indemnified Party is a party to any action or proceeding that gives rise to any Transferor Indemnified Losses (as defined below)), judgments, liabilities and related reasonable costs and expenses (including reasonable attorneys' fees and disbursements) (all of the foregoing collectively being called "Transferor Indemnified Losses") awarded against or incurred by any of them that arise out of or relate to this Agreement, any other Transaction Document or any of the transactions contemplated herein or therein or the use of proceeds herefrom or therefrom (including without limitation any Transferor Indemnified Losses (i) relating to any Adverse Claim, without regard to whether such Adverse Claim was a Permitted Adverse Claim, or (ii) arising from any failure to make any filing or obtain any consent as required by the Federal Assignment of Claims Act with respect to any Receivables).

         Notwithstanding the foregoing, in no event shall any Transferor Indemnified Party be indemnified for any Transferor Indemnified Losses (i) resulting from gross negligence or willful misconduct on the part of such Transferor Indemnified Party (or the gross negligence or willful misconduct on the part of any of its officers, directors, employees, affiliates or agents), or the breach by such Transferor Indemnified Party of its obligations under any Transaction Document, (ii) to the extent they include Transferor Indemnified Losses in respect of Receivables and reimbursement therefor that would constitute credit recourse to Transferor for the amount of any Receivable or Related Transferred Asset not paid by the related Obligor (it being understood and agreed that the Transferor's liability for the return of funds distributed to it on a day when the Net Invested Amount exceeded the Base Amount shall not constitute credit recourse), (iii) to the extent they are or result from lost profits, (iv) to the extent they are or result from taxes (including interest and penalties thereon) asserted with respect to (A) distributions on the Series 1996-1 Certificates, (B) franchise or withholding taxes imposed on any Transferor Indemnified Party other than the Trust or Trustee in its capacity as Trustee, or (C) federal or other income taxes on or measured by the net income of such Transferor Indemnified Party (other than franchise taxes imposed on the Trust) and costs and expenses in defending against the same, or (v) to the extent they constitute consequential, special or punitive damages.

         If for any reason the indemnification provided in this section is unavailable to a Transferor Indemnified Party or is insufficient to hold a Transferor Indemnified Party harmless, then Transferor shall contribute to the amount paid by such Transferor Indemnified Party as a result of any loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Transferor Indemnified Party on the one hand and Transferor on the other hand, but also the relative fault (if any) of such Transferor Indemnified Party and Transferor and any other relevant equitable considerations.

         Notwithstanding any provisions contained in any Transaction Document to the contrary, Transferor shall not, and shall not be obligated to, pay any amount pursuant to this Section unless funds are allocated for such payment pursuant to Article IV of this Supplement. Any amount which Transferor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or corporate obligation of Transferor for any such insufficiency.

         (b) If any action, suit, proceeding or investigation is commenced, as to which a Transferor Indemnified Party proposes to demand indemnification, it shall notify the Transferor with reasonable promptness; provided, however, that any failure by such Transferor Indemnified Party to notify the Transferor shall not relieve the Transferor from its obligations hereunder (except to the extent that the Transferor is prejudiced by such failure to promptly notify). The Transferor shall be entitled to assume the defense of any such action, suit, proceeding or investigation, including the employment of counsel reasonably satisfactory to the Transferor Indemnified Party. The Transferor Indemnified Party shall have the right to counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at the expense of such Transferor Indemnified Party unless: (a) the Transferor has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Transferor Indemnified Party in accordance with the preceding sentence, or (b) the Transferor Indemnified Party shall have been advised by counsel that there exists an actual or potential conflict of interests among the Transferor and such Transferor Indemnified Party, including situations in which one or more legal defenses may be available to such Transferor Indemnified Party that are inconsistent with those available to the Transferor; provided, however, that the Transferor shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for fees and expenses of more than one separate firm of attorneys (other than local counsel) at any time for all Transferor Indemnified Parties; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Transferor and any counsel designated by the Transferor.

         The Transferor further agrees that it will not, without the prior written consent of the applicable Transferor Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Transferor Indemnified Party is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Transferor Indemnified Party from all liability and obligations arising therefrom.

         SECTION 7.3 Indemnification by Servicer. Servicer agrees that each Agent and each Holder of a Series 1996-1 Certificate shall be an "Indemnified Party" for purposes of the Pooling Agreement.


                                  ARTICLE VIII
                                 MISCELLANEOUS


         SECTION 8.1 Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         SECTION 8.2 Counterparts. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         SECTION 8.3 Severability of Provisions. If any one or more of the provisions or terms of this Supplement shall for any reason whatsoever be held invalid, then the unenforceable provision(s) or term(s) shall be deemed severable from the remaining provisions or terms of this Supplement and shall in no way affect the validity or enforceability of the other provisions or terms of this Supplement.

         SECTION 8.4 Amendment, Waiver, Etc. This Supplement may be amended, modified or waived from time to time by Servicer, Transferor and Trustee with the consent of the Required Series Holders or the Holders of Series 1996-1 Certificates (as applicable) to the extent permitted by Section 13.1 of the Pooling Agreement and Section 10.1 of the Certificate Purchase Agreement, and the terms of that section shall apply to any such amendment, modification or waiver.

         SECTION 8.5 Trustee. Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by Transferor and Servicer.

         SECTION 8.6 Instructions in Writing. All instructions given by Servicer to Trustee pursuant to this Supplement shall be in writing, and may be included in a Daily Report, Cash Flow Report or Monthly Report.

         SECTION 8.7 Rule 144A. So long as any of the Series 1996-1 Certificates are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, Transferor shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or rule 12g3-2(b) thereunder, provide to any Holder of such restricted securities, or to any prospective purchaser of such restricted securities designated by a Holder, upon the request of such Holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act.

         SECTION 8.8 Supplemental Ratings Requirement. So long as any of the Series 1996-1 Certificates are outstanding, if any provision of the Purchase Agreement, the Pooling Agreement, this Supplement or the Certificate Purchase Agreement requires a person or investment to have a certain rating from S&P, and such person or investment is also rated by DCR, such provision shall be read to also require a rating from DCR that is equivalent to the required rating from S&P.

         IN WITNESS WHEREOF, Transferor, Servicer and Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    AVONDALE RECEIVABLES COMPANY, as
                                    Transferor


                                    By:
                                      ------------------------------------------
                                     Name:
                                         ---------------------------------------
                                     Title:
                                          --------------------------------------


                                   AVONDALE MILLS, INC., as Servicer


                                   By:
                                      ------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                   MANUFACTURERS AND TRADERS TRUST
                                   COMPANY, as Trustee


                                   By:
                                      ------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXHIBITS

EXHIBIT A                 Form of Series 1996-1 Certificate
EXHIBIT B                 Form of Daily Report
                          Part 1.  For Use other than in Early Amortization
                          Period
                          Part 2.  For Use in Early Amortization Period
EXHIBIT C                 Form of Cash Flow Report
EXHIBIT D                 Form of Monthly Report
                          Part 1.  For Use other than in Early Amortization
                          Period
                          Part 2.  For Use in Early Amortization Period
EXHIBIT E                 Form of Seller Guaranty

         The registrants agree to furnish a copy of the Exhibits listed above to the Securities and Exchange Commission upon request.